FOR IMMEDIATE RELEASE

                                                                        Contact:

                                                                     Keith Welty
                                                                    816-713-8631
                                                        KAWelty@nationalbeef.com

                                                                  Sherlyn Manson
                                                                    816-863-0532
                                                              smanson1@kc.rr.com

August 2, 2005 (Kansas City, MO.) --- Today National Beef Packing Company LLC
announces that Saturday production at its Liberal and Dodge City facilities will be discontinued indefinitely due to unfavorable market conditions. This change is expected to reduce company slaughter by 10,000 head per week.

"It is apparent the industry is killing too many cattle given current domestic beef demand and the continued closure of our largest export markets. We will continue to monitor industry slaughter levels, demand and market share to determine future production schedules," commented Tim Klein, President and COO.

National Beef Packing Company LLC is the nation's fourth largest beef processing company in the United States with a majority of its ownership held by beef producers. With sales exceeding $4.0 billion annually and 12 percent market share, National Beef processes and markets fresh beef, case-ready beef and beef by-products for domestic and international markets.

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